EXHIBIT 10.2

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale”) is made and executed as of this 30th day of September, 2006, by and between Refinery Science Corp., a Texas corporation (“Buyer”), and Nanoforce, Inc., a Nevada corporation (“Seller”).

WITNESSETH:

WHEREAS, on September 15, 2006, Seller entered into a Bill of Sale and Assignment and Assumption Agreement (the “Bugg-Nanoforce Agreement”), substantially in the form attached hereto as Exhibit A, transferring title to certain assets (the “Assets”), as described and referenced in the Bugg-Nanoforce Agreement, from Tom Bugg to Seller on the conditions and subject to the terms set forth in the Bugg-Nanoforce Agreement, for consideration in the amount and on the terms and conditions provided therein.

WHEREAS, Seller now desires to transfer title to the Assets to Buyer;

NOW THEREFORE, in consideration of the premises and of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Purchase Agreement; Purchase Price. Buyer agrees to purchase the Assets from the Seller in exchange for 1,000,000 shares of preferred stock which shall have the title “Series A Convertible Preferred Stock” (the “Series A Preferred”). The Series A Preferred shall have rights and preferences identical to the common stock of Buyer, except that (i) each shares of Series A Preferred shall be convertible into one share of common stock of the Buyer at any time, and (ii) the holder(s) of the Series A Preferred shall have the right to elect or appoint one member of Buyer’s Board of Directors.

2. Transfer of Title. Seller hereby grants, sells, assigns, transfers, conveys and delivers to Buyer and Buyer purchases and accepts from Seller all of Seller’s right, title and interest in and to the Assets.

3. No Assumption of Liabilities. Buyer does not and will not by acceptance hereof assume any liabilities or obligations whatsoever of Seller.

4. Agency. Seller agrees to execute, as soon as is reasonably practical, such further grants, instruments, and assignments as Buyer may request from time to time (a) to collect, assert or enforce any claim, right, interest or title of any kind in and to the Assets, and to institute and prosecute all actions, suits and proceedings which Buyer may deem proper in order to collect, assert or enforce any such claim, right, interest or title, (b) to do all such acts and things and take all such actions in respect thereof as Buyer shall deem advisable or proper in order to provide to Buyer the benefits under any such Assets and (c) to defend, settle or compromise any and all actions, suits or proceedings in respect of any such Assets.

5. Binding Effect. Subject to the terms and conditions set forth in this Bill of Sale and the covenants and agreements contained herein shall be binding upon and inure to the benefit of Seller, its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns.

6. Further Assurances. Seller shall from time to time after the date hereof at the request of Buyer and without further consideration execute and deliver to Buyer such additional instruments of conveyance in addition to this Bill of Sale as Buyer shall reasonably request to evidence more fully the transfer by Seller to Buyer of the Assets.

7. No Conflict. The parties hereto recognize that Seller may execute and deliver to Buyer certain other instruments of conveyance with respect to the Assets. Nothing herein shall limit the scope thereof, and nothing therein shall limit the scope hereof.

8. Governing Law. This Bill of Sale shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington without reference to Washington’s choice of law rules. This Bill of Sale may be modified or supplemented only by written agreement of the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto have caused this Bill of Sale and Assignment Agreement to be signed by their duly authorized officers on the date first above written.

NANOFORCE, INC.

By:
Name: Title:

REFINERY SCIENCE CORP.

By:
Name: Title:

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